                                               EXHIBIT 99.3



                                        ---------------------------------------
                                        AVIDIA SYSTEMS, INC.
                                        Financial Statements for the
                                        Year Ended December 31, 1996 and
                                        Independent Auditors' Report

AVIDIA SYSTEMS, INC.

TABLE OF CONTENTS
                                                                          PAGE


 INDEPENDENT AUDITORS' REPORT                                              1

  FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1996:

     Balance Sheet                                                         2

     Statement of Operations                                               3

     Statement of Stockholders' Deficiency and
     Redeemable Convertible Preferred Stock                                4

     Statement of Cash Flows                                               5

     Notes to Financial Statements                                        6-12

INDEPENDENT AUDITORS' REPORT
Avidia Systems, Inc.

We have audited the accompanying balance sheet of Avidia Systems, Inc. (the "Company") as of December 31, 1996, and the related statements of operations, stockholders' deficiency and redeemable convertible preferred stock, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Avidia Systems, Inc. at December 31, 1996 and the results of its operations, and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



/s/ DELOITTE & TOUCHE LLP


Hartford, Connecticut
February 19, 1997 (February 27, 1997
as to Note 10)

AVIDIA SYSTEMS, INC.

BALANCE SHEET
DECEMBER 31, 1996
---------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents (including $115,125 of restricted cash)                          $  1,576,055
  Accounts receivable - trade (net of allowance for doubtful accounts of $35,000)                  14,920
  Inventories (Note 3)                                                                            138,780
  Prepaid and other expenses                                                                       16,325
                                                                                             ------------

       Total current assets                                                                     1,746,080


PROPERTY AND EQUIPMENT - Net (Note 4)                                                              94,722

SOFTWARE LICENSING AGREEMENT - Net (Note 2)                                                       147,028
                                                                                             ------------

TOTAL ASSETS                                                                                 $  1,987,830
                                                                                             ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable                                                                           $    379,260
  Accrued compensation and related expenses                                                        70,117
  Accrued expenses (Note 5)                                                                       151,867
  Notes payable - founders (Note 6)                                                                18,500
                                                                                             ------------

       Total current liabilities                                                                  619,744


REDEEMABLE CONVERTIBLE PREFERRED STOCK (Note 6)                                                 2,617,725

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' DEFICIENCY:
  Common stock: $.001 par value; authorized 7,550,000 shares; issued and outstanding,
    3,000,000 shares                                                                                3,000
  Convertible Preferred stock:  $.001 par value; authorized, issued and outstanding
    266,666 shares                                                                                    267
  Additional paid-in capital                                                                      679,566
  Accumulated deficit                                                                          (1,695,091)
  Deferred compensation                                                                          (237,381)
                                                                                             ------------

       Total stockholders' deficiency                                                          (1,249,639)
                                                                                             ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                               $  1,987,830
                                                                                             ============




See notes to financial statements.

AVIDIA SYSTEMS, INC.

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------------------------------
NET SALES                                                                                   $     95,525

COST OF SALES                                                                                     68,707
                                                                                            ------------

GROSS PROFIT                                                                                      26,818
                                                                                            ------------
OPERATING EXPENSES:
  Research and development                                                                       918,961
  Sales and marketing                                                                            366,930
  General and administrative                                                                     457,384
                                                                                            ------------

      Total operating expenses                                                                 1,743,275
                                                                                            ------------

LOSS FROM OPERATIONS                                                                          (1,716,457)
                                                                                            ------------

INTEREST INCOME - Net                                                                             21,616
                                                                                            ------------

LOSS BEFORE INCOME TAXES                                                                      (1,694,841)
                                                                                            ------------

PROVISION FOR INCOME TAXES (Note 8)                                                                  250
                                                                                            ------------

NET LOSS                                                                                    $ (1,695,091)
                                                                                            ------------


See notes to financial statements.

AVIDIA SYSTEMS, INC.
------------------------------------------------------------------------------
STATEMENT OF STOCKHOLDERS' DEFICIENCY AND REDEEMABLE
CONVERTIBLE PREFERRED STOCK

YEAR ENDED DECEMBER 31, 1996

                                                                                               SERIES B
                                                                                              CONVERTIBLE
                                                                   COMMON STOCK             PREFERRED STOCK          DEFERRED
                                                              SHARES        AMOUNT       SHARES      AMOUNT        COMPENSATION
--------------------------------------------------------------------------------------------------------------------------------
Issuance of 2,000 shares of founders stock at no par
  value                                                           2,000     $      --           --    $     --      $        --
Subdivision of original 2,000 shares of founders stock
  with no par value into 750 shares of common stock with
  par value of $.001 in cancellation of $1,500 of notes
  payable - founders                                          1,500,000         1,500           --          --               --
  Cancellation of 2,000 shares of founders stock at no
     par value                                                   (2,000)           --           --          --               --
Issuance of Series A Redeemable convertible preferred
   stock at $.001 with warrants at $.10                                            --           --          --               --
Stock split 2:1                                               1,500,000         1,500           --          --               --
Issuance of B-1 redeemable convertible preferred stock at
   $.001                                                             --            --           --          --               --
Conversion of notes payable - stockholder and interest to
   Series B-1 redeemable convertible preferred stock                 --            --           --          --               --
Issuance of Series B convertible preferred stock at $.001            --            --      266,666         267               --
Issuance of stock options                                            --            --           --          --         (284,110)
Amortization of deferred compensation                                --            --           --                       46,729
Net loss                                                             --            --           --          --               --
                                                              ---------     ---------    ---------   ---------        ---------
Balance, December 31, 1996                                    3,000,000     $   3,000      266,666   $     267        $(237,381)
                                                              =========     =========    =========   =========        =========


                                                            ADDITIONAL
                                                             PAID-IN                              TOTAL
                                                             CAPITAL        ACCUMULATED        STOCKHOLDERS'
                                                              AMOUNT          DEFICIT           DEFICIENCY
-------------------------------------------------------------------------------------------------------------
Issuance of 2,000 shares of founders stock at no par
  value                                                    $         --      $         --      $         --
Subdivision of original 2,000 shares of founders stock
  with no par value into 750 shares of common stock with
  par value of $.001 in cancellation of $1,500 of notes
  payable - founders                                                 --                --             1,500
  Cancellation of 2,000 shares of founders stock at no
     par value                                                       --                --                --
Issuance of Series A Redeemable convertible preferred
   stock at $.001 with warrants at $.10                              --                --                --
Stock split 2:1                                                  (1,500)               --                --
Issuance of B-1 redeemable convertible preferred stock at
   $.001                                                             --                --                --
Conversion of notes payable - stockholder and interest to
   Series B-1 redeemable convertible preferred stock                 --                --                --
Issuance of Series B convertible preferred stock at $.001       396,956                --           397,223
Issuance of stock options                                       284,110                --                --
Amortization of deferred compensation                                --                --            46,729
Net loss                                                             --        (1,695,091)       (1,695,091)
                                                           ------------      ------------      ------------
Balance, December 31, 1996                                    $ 679,566      $ (1,695,091)     $ (1,249,639)
                                                           ============      ============      ============


                                                                  SERIES A AND B-1                             TOTAL
                                                                     REDEEMABLE                               REDEEMED
                                                                    CONVERTIBLE              ADDITIONAL     CONVERTIBLE
                                                                  PREFERRED STOCK             PAID-IN        PREFERRED
                                                               SHARES         AMOUNT          CAPITAL          STOCK
------------------------------------------------------------------------------------------------------------------------
Issuance of 2,000 shares of founders stock at no par
  value                                                               --       $      --    $         --     $         --
Subdivision of original 2,000 shares of founders stock
  with no par value into 750 shares of common stock with
  par value of $.001 in cancellation of $1,500 of notes
  payable - founders                                                  --              --              --               --
  Cancellation of 2,000 shares of founders stock at no
     par value                                                        --              --              --               --
Issuance of Series A Redeemable convertible preferred
   stock at $.001 with warrants at $.10                          325,000             325         297,815          298,140
Stock split 2:1                                                  325,000             325            (325)              --
Issuance of B-1 redeemable convertible preferred stock at
   $.001                                                       1,533,338           1,533       2,276,984        2,278,517
Conversion of notes payable - stockholder and interest to
   Series B-1 redeemable convertible preferred stock              27,380             274          40,794           41,068
Issuance of Series B convertible preferred stock at $.001             --              --              --               --
Issuance of stock options                                             --              --              --               --
Amortization of deferred compensation                                 --              --              --               --
Net loss                                                              --              --              --               --
                                                            ------------    ------------    ------------     ------------
Balance, December 31, 1996                                     2,210,718         $ 2,457     $ 2,615,268      $ 2,617,725
                                                            ============    ============    ============     ============


See notes to financial statements.

AVIDIA SYSTEMS, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                         $(1,695,091)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                      20,059
     Provision for doubtful accounts                                                    35,000
     Amortization of deferred compensation                                              46,729
     Changes in assets and liabilities:
       Accounts receivable - trade                                                     (49,920)
       Inventories                                                                    (138,780)
       Prepaid and other expenses                                                      (16,325)
       Software licensing agreement                                                   (158,000)
       Accounts payable                                                                379,260
       Accrued compensation and related expenses                                        70,117
       Accrued expenses                                                                151,867
                                                                                   -----------

         Net cash used in operating activities                                      (1,355,084)
                                                                                   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                 (103,366)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of Series A Redeemable Convertible Preferred stock        298,140
  Net proceeds from issuance of Series B Convertible Preferred stock                   397,223
  Net proceeds from issuance of Series B-1 Redeemable Convertible Preferred stock    2,278,517
  Proceeds from issuance of Notes Payable - Founders                                    20,000
  Proceeds from issuance of Convertible Notes Payable - stockholders                   107,625
  Payments on Convertible Notes Payable - stockholders                                 (67,000)
                                                                                   -----------

         Net cash provided by financing activities                                   3,034,505
                                                                                   -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                            1,576,055

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                --
                                                                                   -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                             $ 1,576,055
                                                                                   ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
     State income taxes                                                            $        --
                                                                                   ===========

     Interest paid                                                                 $     3,434
                                                                                   ===========
NONCASH FINANCING TRANSACTIONS:
  Conversion of notes payable and accrued interest to preferred stock              $    41,068
                                                                                   ===========
  Conversion of a portion of notes payable - Founders to common stock              $     1,500
                                                                                   ===========

See notes to financial statements.

AVIDIA SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1996
-------------------------------------------------------------------------------

1.       DESCRIPTION OF OPERATIONS

         Avidia Systems, Inc. (the "Company") is engaged in the business of developing, manufacturing and marketing PC networking products based on Asynchronous Transfer Mode ("ATM") technology. The Company produces innovative ATM switching and wide area access products for PC's in corporation networks. The Company was originally incorporated in the state of Delaware under the name ATM, Products Inc. on December 12, 1995, with operations commencing in January 1996. In August, 1996, the Company changed its name from ATM Products Inc. to Avidia Systems, Inc. From its incorporation in December 1995 through April 1996, the Company was engaged principally in organizational activities, product development and obtaining financing.

         On February 27, 1997, the Company completed a merger of its operations with PairGain Technologies, Inc. ("PairGain") a publicly traded company (see Note 10).

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         REVENUE RECOGNITION - The Company recognizes revenue when goods or services are shipped or delivered. In addition, the Company has a contract to design and develop media interface cards for one of its customers. In accordance with the agreement the Company recognizes revenue based on the completion and satisfactory approval by the customer of the pre-established milestones.

         INVENTORIES - Inventories are valued at the lower of cost, determined on the first-in, first-out (FIFO) method, or market.

         PROPERTY AND EQUIPMENT - Property, plant and equipment are recorded at cost. Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments required over the term of the lease or the fair value of the assets at the inception of the lease. Additions, renewals and betterments that significantly extend the life of an asset are capitalized. Minor replacements, maintenance and repairs are charged to operations as incurred. Equipment is depreciated over the estimated useful lives of the related assets, ranging from three to five years, using the straight-line method. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation or amortization are eliminated from the accounts and any resulting gain or loss is reflected in income.

         INCOME TAXES - Income taxes are provided for as required under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). This Statement requires the use of the asset and liability method in determining the tax effect on future years of the "temporary differences" between the tax basis of assets and liabilities and their financial reporting amounts.

         CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash in banks and investments with an original maturity of three months or less. Short-term investments are carried at cost which approximates market.

         RESTRICTED CASH - In accordance with the lease agreement for the facility located in Wallingford, Connecticut, the Company is required to maintain certificates of deposit at its bank, for which the bank holds a security interest, as collateral for the payment of the lease.

         PATENT APPLICATION COSTS - Costs incurred in filing for patents are charged to operations, until such time as it is determined that the filing will be successful. When it becomes evident with reasonable certainty that an application will be successful, the costs incurred in filing for patents will begin to be capitalized. Capitalized costs related to successful patent applications will be amortized over a period not to exceed seventeen years or the remaining life of the patent, whichever is shorter, using the straight- line method. As of December 31, 1996 all patent application costs have been charged to operations.

         STOCK-BASED COMPENSATION - Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

         MAJOR CUSTOMER - One customer comprised approximately 78% of sales in 1996, respectively, and 82% of accounts receivable at December 31, 1996.

         RESEARCH AND DEVELOPMENT COSTS - Research and development costs are charged to operations as incurred.

         SOFTWARE LICENSING AGREEMENT - In October 1996, the Company entered into a software licensing agreement. Under this agreement, the Company is allowed to copy, use, sublicense and modify specific programs for use in connection with the production of ATM switches. The total purchase price was approximately $158,000 and will be amortized over the expected useful life of the software programs, which is three years.

3.       INVENTORIES

         Inventories at December 31, 1996 consisted of the following:

      Raw materials and supplies                                       $132,718
      Finished goods                                                      6,062
                                                                       --------
      Total                                                            $138,780
                                                                       ========

4.       PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 1996 consisted of the following:

         Furniture and fixtures                       $  12,586
         Equipment                                       90,780
                                                      ---------

         Total                                          103,366
         Less accumulated depreciation                    8,644
                                                      ---------

         Property and equipment - net                 $  94,722
                                                      =========

5.    ACCRUED EXPENSES

       Accrued expenses at December 31, 1996 consisted of the following:

         Professional fees                           $113,539
         Other                                         38,328
                                                     --------

         Total                                       $151,867
                                                     ========


6.       STOCKHOLDERS' DEFICIENCY

         INITIAL ISSUANCE AND AUTHORIZED CAPITAL - The Company was incorporated in Delaware in December 1995 as ATM Products, Inc. with 5,000 shares of common stock authorized at no par.

         In February 1996, the founders of the Company loaned $20,000 to the Company to provide certain working capital ("Notes Payable - Founders"). On March 27, 1996, the Company issued 2,000 shares of founders' stock at no par value in cancellation for $1,500 of the Notes Payable - Founders. The notes payable were due February 1, 1997, bear interest at the rate of 7% per annum compounded annually, and will be repaid immediately subsequent to the closing of the PairGain merger (Note 10).

         STOCK SUBDIVISION - On March 27, 1996, the Board of Directors authorized the subdivision of each existing share of common stock (with no par value) into 750 shares of common stock (with par value of $.001) and increase of the Company's authorized capital stock to 4,750,000 shares, thereby increasing the number of outstanding common shares to 1,500,000.

         SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK AND WARRANTS TO PURCHASE COMMON STOCK - On April 2, 1996, the Company completed the private placement of (i) 325,000 shares of Series A Redeemable Convertible Preferred Stock, and (ii) warrants to purchase 70,000 shares of common stock (at an exercise price of $.10 per share), at a price of $1.00 per share, resulting in aggregate net proceeds of $298,140 (after deducting $26,860 of applicable related issuance costs). The warrants are fully exercisable as of December 31, 1996 and expire on various dates through 2004. The issuance has an aggregate liquidation preference of $325,000 as of December 31, 1996. Voluntary or involuntary liquidation value of each share of stock is $1.00 ("Liquidation Amount"). After the Liquidation Amount has been paid, the holders of Preferred and Common will be entitled to receive the remaining assets, with the Preferred converted into the equivalent number of shares of Common. The holders of the Preferred may elect to have the Company redeem, on each of the fifth, sixth and seventh anniversaries of the closing, one-third of the Preferred originally issued by paying in cash the original purchase price of the preferred plus any dividends which have accrued but remain unpaid at such time. The Preferred stock is convertible at any time at the option of the holder into Common Stock.

         CONVERTIBLE NOTES PAYABLE - STOCKHOLDERS - On July 31 and August 1, 1996, investors, employees and directors loaned the Company $107,625 in the form of convertible notes plus warrants to purchase 8,063 shares of common stock. The warrants shall be issued upon the applicable event of conversion, or repayment of the note in full, and are exercisable for a period of three years from the date the warrants are issued at an exercise price of $.50 per share. One nonaccredited investor received 2,700 nonqualified stock options at $.50 per share. The notes allowed the investors to either be repaid or to convert to equity at the next round of equity financing. On September 19, 1996, $40,625 plus accrued interest of the convertible notes payable were converted into 27.380 shares of the Company's Series B-1 Redeemable Convertible Preferred Stock and on September 27, 1996, the remaining balance of $67,000 of the convertible notes payable was repaid.

         STOCK SPLIT - On August 23, 1996, the Board of Directors authorized a 2:1 split of each share of Common and Preferred stock and the Warrants, thereby increasing the number of outstanding common shares to 3,000,000, the number of outstanding preferred shares to 650,000, and the number of outstanding warrants to 140,000.

         SERIES B CONVERTIBLE PREFERRED STOCK - On August 22, 1996, the Board of Directors authorized, and subsequently issued on September 27, 1996, to TECOM CO., Ltd., a manufacturer and distributor for the Company, 266,666 shares of Series B Preferred Stock par value $.001, at a price of $1.50 per share, resulting in aggregate net proceeds of $397,223 after deducting $2,777 of applicable related issuance costs. In connection with this private placement, the Company entered into a manufacturing partnership with the TECOM CO., Ltd. Liquidation and conversion preferences are similar to Series A based on a value of $1.50 per share.

         SERIES B-1 REDEEMABLE CONVERTIBLE PREFERRED STOCK AND WARRANTS TO PURCHASE COMMON STOCK - On September 17, 1996, the Board of Directors authorized the issuance, to outside investors, directors, and employees of the Company, of (i) 1,533,338 shares of Series B-1 Redeemable Convertible Preferred Stock, and (ii) warrants to purchase 230,000 shares of preferred stock at an exercise price of $1.50 per share. The warrants were issued ratably to the Series B-1 investors and become exercisable at anytime after the closing of the Company's next equity offering, provided such offering is based on a valuation of the Company of at least $15 million. In addition, the Company issued warrants to purchase 100,000 shares of common stock at an exercise price of $1.50 to an investor and an investment banker as an incentive to raise additional funds (vesting is contingent upon the Company obtaining future financings). On October 1, 1996, the Company completed the private placement of 1,533,338 shares of Series B-1 Redeemable Convertible Preferred Stock and Warrants at a price of $1.50 per share, resulting in aggregate net proceeds of $2,278,517 after deducting $21,483 of applicable related issuance costs. Liquidation, conversion and redemption preferences are similar to Series A based on a value of $1.50 per share.

7.       STOCK COMPENSATION PLANS
         The Company's 1996 Stock Option and Incentive Award Plan (the "1996 Stock Plan"), provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and nonqualified stock options; and (2) performance share awards. Under the terms of the 1996 Stock Plan the Board of Directors authorized the reserving of 1,500,000 shares of common stock for the issuance to directors, employees, consultants, advisors and vendors of the Company and any related Corporations. The majority of the stock options vest over a four-year period, with one quarter of the shares becoming exercisable on each of the first four anniversaries of the grant date, and the options expire 10 years from the date of grant. The Board of Directors at its discretion may grant accelerated vesting. At December, 1996, the Company had available for grant under the 1996 Stock Plan options to purchase 1,039,050 shares of common stock. No stock options have been exercised.

         Pursuant to an employee agreement with the Company, as of December 31, 1996, the Vice Chairman received an initial grant of 25,000 options to purchase shares of common stock, at $.10 per share, plus a stipend grant of 15,000 options per month, for a total of 115,000 options. In accordance with the agreement, as of December 31, 1996, the initial grant of 25,000 options was vested, and the stipend grant will issue 15,000 options a month from January 1997 through June 1997. The monthly stipend grant will vest one-year from the date they are granted.

         The Company accounts for the 1996 Stock Plan in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," under which the Company recognizes compensation costs for stock options granted at an exercise price less than market value at the date of the grant. During 1996, the Company granted all of its options to officers, directors, employees and advisers of the Company at less than market value, which resulted in total compensation of $284,110, which is being amortized over the vesting period of four years, and resulted in a charge to earnings in 1996 of $46,729.

         Had compensation cost for the Company's stock option plan been determined based upon the methodology prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, using a method such as the Black-Scholes Option-Pricing model to estimate the fair value of the options at the date of grant, it would have resulted in approximately the same amount of compensation costs which has been recorded by the Company.

         A summary of all stock option activity during the year ended December 31, 1996, is as follows:

                                                               OPTIONS       OPTIONS           OPTIONS
                                                               GRANTED     OUTSTANDING       EXERCISABLE
                                                OPTION         FOR THE          AT                AT
                                                 PRICE       YEAR ENDED      YEAR END          YEAR END
December 31, 1996:
  Option Plan nonqualified stock options         $0.10         98,000         98,000           25,000
  Option Plan nonqualified stock options          0.15        180,250        180,250               --
  Option Plan nonqualified stock options          0.50          2,700          2,700            2,700

Option Plan incentive stock options               0.10        180,000        180,000               --
                                                             --------       --------         --------
    Total stock options                                       460,950        460,950           27,700
                                                             ========       ========         ========


8.    INCOME TAXES
       SFAS No. 109 requires that a deferred income tax asset be recognized for temporary differences which will provide future tax benefits. A deferred income tax liability is recognized for temporary differences which will result in taxable amounts in future years.

       The net deferred tax assets at December 31, 1996 consists of the following:

Deferred:
  Federal                                                          $ 447,637
  State                                                              249,673
                                                                   ---------

Total gross deferred tax assets                                      697,310

Valuation allowance                                                 (697,310)
                                                                   ---------
Total net deferred tax assets                                      $      --
                                                                   =========


  The components of the benefit for income taxes consists of the following at December 31, 1996:

Current:
  Federal                                                          $       --
  State                                                                   250
                                                                   ----------

     Total                                                         $      250
                                                                   ==========

         The deferred tax assets are primarily a result of the Federal and Connecticut net operating loss carryforwards and timing differences relating to warranty reserves and depreciation. As the Company has no prior earnings history, a valuation allowance has been established due to the Company's uncertainty in its ability to benefit from the Federal and Connecticut net operating loss carryforwards. The change in the valuation allowance was $697,310 for the year ended December 31, 1996.

         At December 31, 1996, the Company has Federal and Connecticut net operating loss carryforwards for income tax purposes of approximately $1,362,000, which will begin expiring in 2011 and 2001, respectively. The Company has also Federal and Connecticut research and development credit carryforwards of approximately $23,400 and $99,400, respectively, available for use in years beginning on or after January 1, 1997.

9.       COMMITMENTS AND CONTINGENCIES

         LEASE COMMITMENTS - The Company leases its headquarters' facility located in Wallingford, Connecticut (which commenced January 1, 1997) and certain pieces of equipment under non-cancelable operating leases.

         Total future minimum rental payments under noncancelable operating leases as of December 31, 1996 are as follows:

           YEAR ENDING
           DECEMBER 31,
             1997                                               $  83,879
             1998                                                 119,954
             1999                                                 109,206
                                                                ---------

             Total future minimum lease payments                $ 313,039
                                                                =========

         Rent expense totaled $30,388 for the year ended December 31, 1996.


10.      SUBSEQUENT EVENT

         On February 27, 1997, the Company completed its merger with PairGain Technologies, Inc., a leading supplier of high speed communications equipment. Under the terms of the agreement, the Company's common and preferred stockholders received shares of PairGain's Common Stock in exchange for shares held. All warrants for preferred and common stock were converted into PairGain common stock or warrants to purchase PairGain common stock at the same exchange ratio as the existing preferred and common stock of the Company. The outstanding and issued stock options of the Company will be exchanged for options to purchase PairGain common stock.



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